UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2003

Tularik Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28347	94-3248800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 Veterans Boulevard, South San Francisco, CA	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 825-7000

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On November 4, 2003, Amgen Inc. agreed with the underwriters of the previously disclosed proposed public offering of 5,000,000 shares of Tularik’s common stock (including up to an additional 750,000 shares issuable upon exercise of the underwriters’ over-allotment option) pursuant to an effective shelf registration statement, subject to limited exceptions, not to dispose of or hedge any of its shares of our common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of the related final prospectus supplement, continuing through the date 90 days after the date of the final prospectus supplement without the prior written consent of the representatives of the underwriters. Goldman, Sachs & Co., in its sole discretion, may release any of the securities subject to the lock-up agreement at any time without notice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TULARIK INC.

Date:	November 4, 2003	/s/ William J. Rieflin
William J. Rieflin Executive Vice President, Administration Acting Chief Financial Officer